Exhibit 24 POWER OF ATTORNEY AND CONFIRMING STATEMENT KNOW ALL PERSONS BY THESE PRESENTS, that Theodore R. Bigman, whose signature appears below, designates, appoints, and constitutes, and hereby confirms the designation, appointment and constitution of, each of Carey S. Roberts, Kevin Bohl, Kenneth Hagan, Jessica Stricklin and Jose Torres as the undersigned’s true and lawful attorney-in-fact and agent (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, for the sole and limited purpose to (i) execute and file on the undersigned’s behalf all Form ID Applications and Forms 3, 4, 5 and 144 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange as a result of the undersigned’s direct or indirect ownership of, or transactions in, securities of Ventas, Inc. and its subsidiary companies and (ii) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the SEC utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system. The undersigned hereby further grants unto each said Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate said execution and filing, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said Attorney-in-Fact or his or her substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each Attorney-in-Fact. The authority of each Attorney-in-Fact under this Power of Attorney and Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with regard to the undersigned’s direct or indirect ownership of or transactions in securities of Ventas, Inc. and its subsidiary companies unless earlier revoked in writing. The undersigned acknowledges that each Attorney-in-Fact is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. Date: December 10, 2025 /s/ Theodore R. Bigman THEODORE R. BIGMAN